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                                                                 EXHIBIT 10.2(e)
                                                                 ---------------

               NON-QUALIFIED STOCK OPTION AND REPURCHASE AGREEMENT
                                EKCO GROUP, INC.

                  AGREEMENT made as of the ____ day of ___________, 199_ (the "Grant Date"), between Ekco Group, Inc. (the "Company"), a Delaware corporation having a principal place of business in Nashua, New Hampshire, and [NAME AND ADDRESS OF Optionee], a [BOARD MEMBER] ("[BOARD MEMBER]") of the Company. The term the "[BOARD MEMBER]" as used in this Agreement shall include, where the context so requires, the legal representatives of the [BOARD MEMBER], and/or any person or persons who acquired the [BOARD MEMBER]'s rights hereunder by will or by the laws of descent and distribution.

                  WHEREAS, the Company desires to grant to the [BOARD MEMBER] an Option to purchase shares of its common stock of a par value of $.01 a share (the "Shares") under and for the purposes of the Company's 1987 Stock Option Plan, as amended (the "Plan") pursuant to Article XII thereof as a non-qualified stock option;

                  WHEREAS, the Company and the [BOARD MEMBER] understand and agree that any terms used herein have the same meanings as in the Plan;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1.       GRANT OF OPTION

                  The Company hereby irrevocably grants to the [BOARD MEMBER] the right and option to purchase at one time or from time to time all or any part of an aggregate of _______________ (______) Shares, subject to adjustment as provided in the Plan, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The [BOARD MEMBER] acknowledges receipt of a copy of the Plan.

         2.       PURCHASE PRICE

                  The purchase price of the Shares covered by this Option shall be ___________ Dollars ($______) per Share, subject to adjustment as provided in the Plan (the "Purchase Price").

         3.       EXERCISE OF OPTION

         (a) The Option granted hereby shall be exercisable immediately, within the term set forth in Section 4 below, subject to the provisions of this Agreement.

         (b) Notwithstanding the provisions of the foregoing Subsection (a) and except as otherwise provided herein or in the Plan, if the [BOARD MEMBER] ceases to be an [BOARD MEMBER] of the Company or of an Affiliate for any reason, then if such termination occurs:

           (i) during the period on or after the Grant Date and before the date which is twelve months thereafter (the "First Anniversary Date") and the [BOARD MEMBER] has theretofore exercised this Option for any Shares, then the [BOARD MEMBER] shall sell to the Company and the Company shall purchase from the [BOARD MEMBER] those Shares from the [BOARD MEMBER] at the price paid by the [BOARD MEMBER] upon exercise;

           (ii) during the period on or after the First Anniversary Date and before the date which is twelve months thereafter (the "Second Anniversary Date") and the [BOARD MEMBER] has theretofore exercised this Option for more than [ONE THIRD OF THE NUMBER OF SHARES GRANTED]
         ( ) Shares, then the [BOARD MEMBER] shall sell to the Company and the Company shall purchase from the [BOARD MEMBER] that number of Shares equal to the amount by which the number of Shares purchased by the [BOARD MEMBER] pursuant to this Option exceeds


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         [ONE THIRD OF THE NUMBER OF SHARES GRANTED] ( ) Shares at the price paid by the [BOARD MEMBER] upon exercise; or

           (iii) during the period on or after the Second Anniversary Date and before the date which is twelve months thereafter (the "Third Anniversary Date") and the [BOARD MEMBER] has theretofore exercised this Option for more than [TWO THIRDS OF THE NUMBER OF SHARES GRANTED]
         ( ) Shares, then the [BOARD MEMBER] shall sell to the Company and the Company shall purchase from the [BOARD MEMBER] that number of Shares equal to the amount by which the number of Shares purchased by the [BOARD MEMBER] pursuant to this Option exceeds [TWO THIRDS OF THE NUMBER OF SHARES GRANTED] ( ) Shares at the price paid by the [BOARD MEMBER] upon exercise.

         (c) Notwithstanding the foregoing, in the event the [BOARD MEMBER] ceases to be a [BOARD MEMBER] of the Company as a result of death, the Purchase Obligation (as hereinbelow defined) shall cease and terminate.

         (d) Notwithstanding the foregoing provisions of this Section 3, but subject to the other provisions of this Agreement and the Plan, the Purchase Obligation shall cease and terminate in the event of, and immediately upon, a Change of Control that occurs at any time before the [BOARD MEMBER] has ceased to be a [BOARD MEMBER] of the Company. As used herein, a "Change of Control" shall be deemed to have occurred (i) if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "1934 Act"]) becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities; or (ii) if the stockholders of the Company approve any merger of, or consolidation involving, the Company in which the Company's stock is converted into securities of another corporation or into cash and such merger or consolidation shall be consummated, or the stockholders of the Company approve any plan of complete liquidation of the Company (whether or not in connection with a sale of all or substantially all of the Company's assets) and such liquidation is consummated, excluding in each case a transaction solely for the purpose of reincorporating the Company in a different jurisdiction or recapitalizing the Company's stock or a merger of the Company in which the holders of the voting stock of the Company immediately prior to the merger have the same proportionate ownership of voting stock of the surviving corporation immediately after the merger.

         (e) The obligation of the Company to purchase Shares pursuant to this Section 3 is hereinafter referred to as the "Purchase Obligation" and such Shares are hereinafter referred to as the "Purchase Stock."

         (f) The [BOARD MEMBER] acknowledges that if he exercises this Option and any of the Shares so purchased are subject to the Purchase Obligation, then such Shares will be restricted shares and that the difference between the fair market value of such Shares on the date the Purchase Obligation lapses as to such Shares and the aggregate purchase price for such Shares will be classified as compensation income, unless the [BOARD MEMBER] files an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days of the acquisition of such Shares. If such election is filed, the difference between the fair market value of such Shares and the aggregate purchase price of such Shares will be treated as compensation income as of the date of purchase. This acknowledgment should not be understood as a substitute for the [BOARD MEMBER] consulting with his own tax advisors and the [BOARD MEMBER] is urged to do so prior to any exercise of this Option.

         4.       TERM OF OPTION

         (a) This Option shall terminate ten (10) years from the Grant Date of this Option, but shall be subject to earlier termination as provided herein or in the Plan.

         (b) If the [BOARD MEMBER] ceases to be a [BOARD MEMBER] of the Company or of an Affiliate (for any reason other than death or termination by the Company or an Affiliate for cause), then the [BOARD MEMBER] may exercise this Option (subject to the provisions herein and in the Plan regarding exercise of the Option) but only within six (6) months and one (1) day after the date on which the [BOARD MEMBER] ceased to be a [Board Member], provided, however, (i) in no event may this Option be exercised any later than ten (10) years after the Grant Date of this Option,


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and (ii) immediately upon the [BOARD MEMBER]'s ceasing to be a [BOARD MEMBER], this Option shall cease to be exercisable for any number of Shares which if purchased immediately following such termination would be subject to the Company's Purchase Obligation. The provisions of this paragraph, and not the provisions of Subsection 4(c), shall apply to the [BOARD MEMBER] if the [BOARD MEMBER] subsequently dies after the termination of the [DIRECTORSHIP]; however, in such case of the [BOARD MEMBER]'s death, the [BOARD MEMBER]'s Survivors may exercise this Option within six (6) months after the date of the [BOARD MEMBER]'s death, but in no event beyond ten (10) years after the Grant Date of this Option.

         If the [BOARD MEMBER]'s [DIRECTORSHIP] is terminated for "cause," the [BOARD MEMBER] shall forthwith upon such termination cease to have any right to exercise this Option. For purposes of this Subsection 4(b), "cause" shall be deemed to include (but shall not be limited to) dishonesty with respect to the Company or any Affiliate, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, or conduct substantially prejudicial to the business or reputation of the company or any Affiliate.

         5.       NON-ASSIGNABILITY

                  This Option shall not be transferable by the [BOARD MEMBER] otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the [BOARD MEMBER]'s lifetime, only by the [BOARD MEMBER] (or his duly appointed legal representative). This Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon this Option or such rights, shall be null and void.

         6.       EXERCISE OF OPTION AND ISSUE OF SHARES

                  This Option may be exercised, in whole or in part, at one time or from time to time (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company. Such written notice shall be signed by the person exercising this Option, shall state the number of Shares with respect to which this Option is being exercised, shall contain any warranty required by Section 7 below, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. Such notice must be received by the Company within the relevant exercise period specified in Section 4 of this Agreement. Such notice shall either: (i) be accompanied by payment of the full purchase price of such Shares, in which event the Company, subject to the provisions of Section 7, shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, or (ii) fix a date (not less than five nor more than ten business days after such notice shall be received by the Company, which date must be within the relevant exercise period specified in Section 4 of this Agreement) for the payment of the full purchase price of such Shares against delivery subject to the provisions of Section 7, of a certificate or certificates representing such Shares. Payment of such purchase price shall, in either case, be made by check payable to the order of the Company, or in such other manner as the Committee shall permit. The certificate or certificates for the Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option and shall be delivered as provided above to the person or persons exercising this Option. All Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and non-assessable.

                  The Company shall pay all original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due from him with respect to this Option or the shares issuable pursuant to this Option shall be the responsibility of the holder. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by this Option after due exercise of this Option and tender of the full exercise price for the Shares being purchased pursuant to such exercise. Pursuant to the Plan, the Company shall make delivery of the Shares against payment of the Option price therefor.

         7.       RESTRICTIONS ON TRANSFER OF SHARES; DETAILS OF THE PURCHASE
                  OBLIGATION


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         (a) Any Shares which are subject to the Purchase Obligation shall not be transferred by the [BOARD MEMBER] except as permitted herein. Until the termination of this Agreement, the Shares which are subject to the Purchase Obligation may not be transferred by the [BOARD MEMBER] unless and until the transferee agrees, in a form satisfactory to the Company, to be bound by this Agreement and to sell any transferred Shares to the Company as herein provided.

         (b) Within sixty (60) days following the date the [BOARD MEMBER] ceases to be a [BOARD MEMBER] and if the [BOARD MEMBER] holds any Purchase Stock, then, the Company shall give to the [BOARD MEMBER] a written notice specifying a date for the Closing for the sale by the [BOARD MEMBER] and the purchase by the Company of the Purchase Stock, which date shall be not more than ten (10) business days after the giving of such notice. The Closing shall take place at the Company's principal offices in New Hampshire, or such other location as the Company may reasonably designate in such notice. If the company shall fail to give the notice provided for above, within the specified period of time, then the Closing shall be on the ninetieth (90th) day following the date the [BOARD MEMBER] ceased to be a [BOARD MEMBER] or if not a business day, the next business day.

         (c) At the Closing, the [BOARD MEMBER] shall deliver the Purchase Stock being purchased by the Company against the simultaneous delivery to the [BOARD MEMBER] of the purchase price (by certified or bank cashier's check or in such other form as mutually agreed to) for the number of shares of the Purchase Stock then being purchased. In the event that the [BOARD MEMBER] fails so to deliver the shares of Purchase Stock to be purchased, the Company may elect (i) to establish a segregated account in the amount of the Purchase Price, such account to be turned over to the [BOARD MEMBER] upon delivery of such shares of Purchase Stock, and (ii) immediately to take such action as is appropriate to transfer record title of such of the Purchase Stock from the [BOARD MEMBER] to the Company and to treat the [BOARD MEMBER] and such shares of the Purchase Stock in all respects as if delivery of such shares of the Purchase Stock had been made as required by this Agreement. The [BOARD MEMBER] hereby irrevocably grants the Company a power of attorney for the purpose of effectuating the terms of the preceding sentence.

         (d) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of the Company's Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, whether before or after the exercise of this Option, the number of shares of stock or other securities of the Company issued with respect to the Purchase Stock then subject to the Purchase Obligation shall be added to the Purchase Stock then subject to the Purchase Obligation without any change in the aggregate purchase price. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Purchase Stock then subject to the Purchase Obligation shall be added to the Purchase Stock covered by the Purchase Obligation without any change in the aggregate purchase price. Without limiting the generality of the foregoing, the [BOARD MEMBER] shall be entitled to retain any and all cash dividends paid by the Company on the Shares.

         (e) If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to any capital reorganization, whether before or after the exercise of this Obligation, there shall be substituted for the Purchase Stock then covered by the Purchase Obligation such amount and kind of securities as are issued in such subdivision, combination, reclassification, or capital reorganization in respect of the Purchase Stock subject to the Purchase Obligation immediately prior thereto, without any change in the aggregate purchase price.

         (f) If the Company shall be completely liquidated, then the Purchase Obligation shall cease and terminate as of the date of such liquidation and the [BOARD MEMBER] shall hold the Shares free of the Purchase Obligation.

         (g) The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been sold, assigned or otherwise transferred, from and after any sale, assignment or transfer of any Shares made in violation of this Agreement.


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         (h) All certificates representing any Shares to be issued to the [BOARD
MEMBER] pursuant to the exercise of this Option which are subject to the Purchase Obligation shall have endorsed thereon a legend substantially as follows:

         "The shares represented by this certificate are subject to a Stock Option and Repurchase Agreement dated as of ________, 1997 between the Corporation and [NAME OF BOARD MEMBER], a copy of which Agreement is available for inspection at the principal offices of the Company or will be made available without charge upon request."

         (i) This Article 7 shall not restrict the transfer by the [BOARD MEMBER] of shares, if any, which are not acquired pursuant to the exercise of this Option or which are not, or cease to be, subject to the Purchase Obligation in accordance with the terms hereof.

         8.       PURCHASE FOR INVESTMENT

                  Unless the offering and sale of the Shares to be issued upon the particular exercise of this Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         (a) The person(s) who exercise this Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall in substantially the following form be endorsed upon the certificate(s) evidencing the option Shares issued pursuant to such exercise:

                  "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

         (b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder.

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

         9.       REGISTRATION RIGHTS

         (a) In the event that the Company has an effective registration statement covering the sale and resale of securities issued pursuant to the Plan, then the [BOARD MEMBER] agrees to sign a waiver in substantially the following form:

         "For so long as a registration statement under the Securities Act of 1933, as amended, is in effect covering the sale and resale of securities issued pursuant to the 1987 Stock Option Plan of Ekco Group, Inc. (the "Company"), the undersigned [Board Member] waives his rights to require the Company to file a registration statement pursuant to
         Section 9 of the Non-Qualified Stock Option and Repurchase Agreement dated as of October 28, 1997, between the undersigned [BOARD MEMBER] and the Company."

         (b) The [BOARD MEMBER] acknowledges that option agreements have been executed by the Company with one hundred twenty one (121) employees of the Company and its Affiliates of the Company and may be executed with other employees, Board Members and Consultants (collectively "Other Holders"), each containing or to contain a section substantially identical to this Section 9. Subject to the terms hereinafter set forth, at any time after the Grant Date, the


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holder shall have the right, by written notice to the Company, to require the
Company to file and use its best efforts to cause to become effective a registration statement under the Securities Act of 1933, as amended (the "Act") on Form S-8, Form S-2 or Form S-3 or other like form, if available, covering such number of Shares acquired or to be acquired prior to the effective date of such registration statement, subject to the limitations that (i) the Company shall be required to file no more than an aggregate of two (2) registration statements pursuant to such notices and/or pursuant to notices received from Other Holders, and (ii) if, in the opinion of counsel to the Company, the holder can then sell, subject to such limitations as to the number of Shares which may be sold as may be imposed by Rule 144 under the Act or any successor rule, Shares requested to be included in any such registration statement, without such registration, the Company need not so register such Shares. In no event will the Company be required to register Shares which are subject to the Purchase Obligation. The Company agrees to promptly notify a holder in the event that it receives notices from any of the Other Holders requiring it to file a registration statement and to permit the holder to require the Company to include Shares owned by the holder in such registration statement, subject to the limitations set forth above.

         (c) In connection with any registration statement pursuant to this
         Section 9:

         (i) the holder will furnish to the Company in writing such appropriate information as the Company, or the Securities and Exchange Commission (the "Commission") or any other regulatory authority may request;

         (ii) the holder agrees to execute, deliver and/or file with or supply to the Company, the Commission, any underwriters and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration agreements contained in this Agreement and/or to effect the registration or qualification of the Shares under the Act and/or any of the laws and regulations of any state or governmental instrumentality;

         (iii) the Company will furnish to the holder of Shares included in the registration statement such number of copies of such prospectus (including each preliminary, amended or supplemental prospectus) as the holder may reasonably request; and

         (iv) in the event an offering of securities by the Company is pending, the Company shall have the right to require that the holder delay any offering of Shares for a period of ninety (90) days after the effective date of such pending offering (upon the Company's having first delivered to the holder the written opinion of its principal underwriter, or if there be none, then from an officer of the Company based upon a good faith resolution of the Board of Directors to the effect that the offering of such Shares will have an adverse effect on the marketing of such pending offering).

         (d) The Company will pay all of its out-of-pocket expenses and disbursements in connection with any registration statement filed under this
Section 9, including, without limitation, printing expenses, fees of the Company's counsel and auditors, registration fees, blue sky fees and similar costs to the extent permitted by state and regulatory authorities.

         (e) The Company will be obligated to keep any registration statement filed by it under this Section 9 effective under the Act for a period of ninety
(90) days after the actual effective date of such registration statement and to prepare and file such supplements and amendments necessary to maintain an effective registration statement for such period. As a condition to the Company's obligation under this Subsection (e), the holder will execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Act.

         (f) The Company will use its best efforts to register or qualify the Shares covered by a registration statement filed pursuant hereto under such securities or Blue Sky laws in such jurisdictions within the United States as the holder may reasonably request, provided, however, that the Company reserves the right, in its sole discretion, not to register or qualify such stock in any jurisdiction where such stock does not meet with the requirements of such jurisdiction or where the Company is required to qualify as a foreign corporation to do business in such jurisdiction and is not so qualified therein or is required to file any general consent to service of process.


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
         (g) In the event that a holder has not sold all of his Shares on or prior to the expiration of the period specified in Subsection (e) above, the holder hereby agrees that the Company may deregister by post-effective amendment any of his Shares covered by the registration statement or notification but not sold on or prior to such date. The Company agrees that it will notify the holder of the filing and effective date of such post-effective amendment.

         (h) The holder agrees that upon notification by the Company that the prospectus in respect to any public offering covered by the provisions hereof is in need of revision, the holder will immediately upon receipt of such notification (i) cease to offer or sell any securities of the Company which must be accompanied by such prospectus; (ii) return to the Company all such prospectuses in the hands of the holder; and (iii) not offer or sell any securities of the Company until the holder has been provided with a current prospectus and the Company has given the holder notification permitting the holder to resume offers and sales.

         10. NOTICES

                  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         To the Company:             Ekco Group, Inc.
                                     98 Spit Brook Road
                                     Nashua, New Hampshire 03062
                                     Attention:  Associate General Counsel

         To the [BOARD MEMBER]:      To [BOARD MEMBER]'s last address in the
                                     records of the Company

or to such other address as either party furnishes to the other by like notice. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

         11. GOVERNING LAW

                  This Agreement shall be construed and enforced in accordance with the law of the State of New Hampshire, except to the extent the law of the State of Delaware may be applicable.

         12. BENEFIT OF AGREEMENT

                  This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, legal representatives and successors of the parties hereto, except as otherwise provided herein.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and its corporate seal to be hereunto affixed and the [Board Member] has hereunto set his hand and seal all as of the day and year first above written in duplicate originals.

                                               EKCO GROUP, INC.

[SEAL]
                                               BY
                                                 ------------------------

                                               TITLE
                                                    ---------------------


                                               --------------------------
                                               [BOARD MEMBER]


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



                                   SCHEDULE TO
           FORM OF NON-QUALIFIED STOCK OPTION AND REPURCHASE AGREEMENT
                                EKCO GROUP, INC.

         The following persons each have a Non-Qualified Stock Option and Repurchase Agreement with the Company which is identical in form to the foregoing Form of Non-Qualified Stock Option and Repurchase Agreement, and the following information specifies the grant date, number of shares granted and exercise price of each such option:

                                                   No. of Shares
NAME AND POSITION                   GRANT DATE     GRANTED        EXERCISE PRICE
-----------------                   ----------     -------------  --------------

George W. Carmany, III, Director     10-28-97      10,000         $ 6.46875

Michael G. Frieze, Director          10-28-97      10,000           6.46875

Avram J. Goldberg, Director          10-28-97      10,000           6.46875

T. Michael Long, Director            10-28-97      10,000           6.46875

Stuart B. Ross, Director             10-28-97      10,000           6.46875

Bill W. Sorenson, Director           10-28-97      10,000           6.46875

Herbert M. Stein, Director           10-28-97      10,000           6.46875